UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Allied Irish Banks, public limited company

(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland	13-1774656

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Bankcentre, Ballsbridge
Dublin 4, Ireland

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Contingent Mandatorily Exchangeable Notes due November 15, 2010	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
Securities Act registration statement file number to which this form relates: 333-151361
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The description of the general terms and provisions of the Contingent Mandatorily Exchangeable Notes due November 15, 2010 (the “Notes”) of Allied Irish Banks, p.l.c. (the “Registrant”) is incorporated herein by reference to (i) the description included under the caption “Description of Debt Securities” in the prospectus dated June 2, 2008 (the “Prospectus”) and included as part of the Registrant’s registration statement on Form F-3 (Registration No. 333-151361) filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2008 and (ii) the description included under the caption “Description of Notes” in the prospectus supplement relating to the Notes (the “Prospectus Supplement”), filed with the SEC on October 5, 2010 under Rule 424(b).
Item 2. Exhibits.
4.1	Form of Senior Debt Securities Indenture between the Registrant and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form F-3 (Registration No. 333-151361) filed June 2, 2008).

4.2	Form of First Supplemental Indenture between the Registrant and The Bank of New York Mellon, as Trustee.*

4.3	Form of the Registrant’s Contingent Mandatorily Exchangeable Notes due November 15, 2010 (incorporated by reference to Exhibit A to Exhibit 4.2 herein).*

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Allied Irish Banks, p.l.c.
Date: October 6, 2010	By:	/s/ Bernard Byrne
Bernard Byrne
Chief Financial Officer Allied Irish Banks, p.l.c.

Exhibits Index
4.1	Form of Senior Debt Securities Indenture between the Registrant and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form F-3 (Registration No. 333-151361) filed June 2, 2008).

4.2	Form of Supplemental Indenture between the Registrant and The Bank of New York Mellon, as Trustee.*

4.3	Form of the Registrant’s Contingent Mandatorily Exchangeable Notes due November 15, 2010 (incorporated by reference to Exhibit A to Exhibit 4.2 herein).*

*	Filed herewith.